Ames True Temper Reports First Quarter Results

-Revenue declines 4.1% vs. prior year on soft snow tool sales

CAMP HILL, Pennsylvania, February 13, 2007 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal first quarter ended December 30, 2006.

First Quarter Results (13-week Period Ended December 30, 2006)

Net sales for the thirteen-week first quarter ended December 30, 2006 were $84.9 million, a 4.1 percent decrease over $88.5 million for the thirteen-week first quarter ended December 31, 2005.    Net loss for the first quarter of fiscal 2007 was $9.2 million, compared to a net loss of $3.2 million for the first quarter of fiscal 2006.  Adjusted EBITDA (which is reconciled to net income on the attached table) for the first quarter of fiscal 2007 was $7.4 million compared to adjusted EBITDA for the first quarter of fiscal 2006 of $7.8 million.

“First quarter revenue was down slightly from prior year as a result of the mild winter in many of the major metropolitan areas across the U.S. and Canada and negative comp store sales reported by most major customers.  The lack of snow contributed to weak retail demand at all major retailers for our snow products versus prior year” said Rich Dell, President and CEO.  “However, we are pleased with the progress made on the integration of the UnionTools acquisition and all facets of the integration are on target.”

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws.  Forward-looking statements may include the words "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions.  Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements.  These factors, risks and uncertainties include, among others, the following:

* The Company’s liquidity and capital resources;

* Sales levels to existing and new customers;

* Increased concentration of its customers;

* Seasonality and adverse weather conditions;

* Competitive pressures and trends;

* Changing consumer preferences;

* New product and customer initiatives;

* Risks relating to foreign sourcing, foreign operations and availability of raw materials;

* The Company’s ability to successfully consummate and integrate acquisitions; and

* General economic conditions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition.  The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.

Consolidated Balance Sheets

(In thousands)

	December 30, 2006	September 30, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,912	$5,638
Restricted cash	2,081	2,081
Trade receivables, net	52,113	66,418
Inventories	170,317	141,239
Deferred income taxes	9,920	8,521
Prepaid expenses and other current assets	6,379	6,673
Total current assets	245,722	230,570

Property, plant and equipment, net	71,145	72,680
Intangibles, net	77,822	78,450
Goodwill	56,600	58,359
Other noncurrent assets	14,943	15,720
Total assets	$466,232	$455,779

Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$50,961	$39,773
Accrued interest payable	10,247	7,325
Accrued expenses and other current liabilities	26,543	30,131
Revolving loan	79,448	66,608
Current portion of long-term debt	531	528
Total current liabilities	167,730	144,365

Deferred income taxes	26,142	26,325
Long-term debt	300,905	301,012
Accrued retirement benefits	7,538	7,812
Other liabilities	5,471	6,992
Total liabilities	507,786	486,506

Stockholders’ deficit:
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Retained deficit	(146,773)	(137,597)
Accumulated other comprehensive income	8,258	9,909
Total stockholders’ deficit	(41,554)	(30,727)
Total liabilities and stockholders’ deficit	$466,232	$455,779

ATT Holding Co.
Condensed Consolidated Statements of Net Loss
(In thousands)

	Thirteen weeks		Thirteen weeks
	ended		ended
	December 30, 2006		December 31, 2005
	(unaudited)		(unaudited)

Net sales	$84,942	100.0%	$88,531	100.0%

Cost of goods sold	62,615	73.7%	67,289	76.0%
Gross profit	22,327	26.3%	21,242	24.0%

Selling, general, and administrative expenses	20,702	24.4%	17,879	20.2%
Loss on disposal of fixed assets	535	0.6%	113	0.1%
Amortization of intangible assets	373	0.4%	448	0.5%
Operating income	717	0.8%	2,802	3.2%

Interest expense	8,622	10.2%	7,379	8.3%
Other expense	129	0.2%	74	0.1%
Loss before income taxes	(8,034)	-9.5%	(4,651)	-5.3%

Income tax expense (benefit)	1,142	1.3%	(1,441)	-1.6%
Net loss	$(9,176)	-10.8%	$(3,210)	-3.6%

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)

	Thirteen weeks	Thirteen weeks
	ended	ended
	December 30, 2006	December 31, 2005
	(unaudited)	(unaudited)

Net loss	$(9,176)	$(3,210)

Depreciation of property, plant and equipment	3,890	2,652
Amortization of intangible assets	373	448
Other expense	129	74
Loss on disposal of fixed assets	535	113
Interest expense	8,622	7,379
Income tax expense (benefit)	1,142	(1,441)
EBITDA (a)	5,515	6,015

Adjustments to EBITDA
Cost savings initiatives (b)	840	888
ERP expenses (c)	26	75
One-time costs for new long handle tool distribution (d)	114	-
Equity sponsor fees and other expenses (e)	841	822
Impairment charges (f)	52	-
Adjusted EBITDA (a)	$7,388	$7,800

(a) "EBITDA" is calculated as net loss before income tax expense (benefit), interest expense, other (income) expense and loss (gain) on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.  EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure.  While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(f) Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.